UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 11, 2022

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-12019

Pennsylvania	No. 23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2022, Quaker Chemical Corporation (the “Company”) held its Annual Meeting of Shareholders (the “2022 Annual Meeting”). As of March 4, 2022, the record date for the 2022 Annual Meeting, 17,894,745 shares of the Company’s common stock were outstanding, and the holders of those shares were entitled to cast one vote for each share held. Set forth below are the matters acted upon by the shareholders at the 2022 Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected four directors, each to serve a three-year term until the 2025 annual meeting of shareholders and until their respective successors are duly elected and qualified. The results of the vote were as follows:

Directors	For	Against	Abstain	Broker Non-Votes
Mark A. Douglas	16,518,126	347,848	66,622	290,208
Sanjay Hinduja	16,520,388	399,484	12,724	290,208
William H. Osborne	16,443,472	478,920	10,204	290,208
Fay West	16,624,457	298,116	10,023	290,208

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2022

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2022. The results of the vote were as follows:

For	Against	Abstain
17,073,078	141,865	7,861

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: May 16, 2022	By:	/s/ Robert T. Traub
Robert T. Traub Senior Vice President, General Counsel and Corporate Secretary